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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan, the 1999 Employee Stock Purchase Plan, the 1999 Directors' Stock Option Plan and the 1999 Retention Stock Option Plan of Laserscope of our report dated March 3, 1999, with respect to the consolidated financial statements and schedule of Laserscope included in its Annual Report on Form 10-K, for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Jose, California
December 9, 1999